UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2008 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2008, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (Utility) elected Stephen J. Cairns to the position of Vice President and Controller of PG&E Corporation and the Utility effective June 1, 2008.

Mr. Cairns, 40, has served as Senior Director, Internal Auditing and Compliance and Ethics of PG&E Corporation since 2007.  From 2006 to 2007, he served as Senior Director, Internal Auditing of PG&E Corporation.  Before joining PG&E Corporation, Mr. Cairns worked in the Internal Audit department at ScottishPower PLC, serving as Director, Group Internal Audit from 2003 to 2006, and as Group Head of Business Assurance and Deputy Director of Internal Audit from 2000 to 2003.  From 1991 through 2000, Mr. Cairns worked at Ernst & Young in London, England, and Edinburgh, Scotland, practicing in the firm’s external audit and business risk consulting groups.

Mr. Cairns’ compensation includes an annual base salary of $300,000.  He will continue to be eligible to participate in the PG&E Corporation Short-Term Incentive Plan (STIP); his target participation rate will be equal to 45% of his annual base salary, or $135,000.  Maximum awards under the STIP equal two times the target amount.  Actual STIP awards are determined by the Compensation Committee of the PG&E Corporation Board of Directors based on the extent to which certain pre-established performance criteria are met.

Mr. Cairns also will receive an additional grant under the PG&E Corporation 2006 Long-Term Incentive Plan (LTIP) with an estimated value of $125,000.  The LTIP award will consist of equal amounts of restricted shares of PG&E Corporation common stock and performance shares.  The number of restricted shares and performance shares will be determined by dividing $125,000 by the closing stock price of a share of PG&E Corporation common stock as reported on the New York Stock Exchange on the grant date, which is expected to be June 1, 2008.  The restrictions on 60% of the restricted shares will lapse automatically in equal installments on the first business days of March 2009, 2010, and 2011 at the rate of 20% per year.  If PG&E Corporation’s annual total shareholder return (TSR) is in the top quartile of its comparator group as measured for the three immediately preceding calendar years, the restrictions on the remaining 40% of the restricted shares will lapse on the first business day of March 2011.  If PG&E Corporation’s TSR is not in the top quartile for such period, then the restrictions on the remaining 40% of the restricted shares will lapse on the first business day of March 2013.  The performance shares will vest on the first business day of March 2011 and will be settled in cash.  Upon vesting, the amount of cash that recipients are entitled to receive is based on (1) the average closing price of PG&E Corporation stock for the last 30 calendar days of the year preceding the vesting date and (2) a payout percentage, ranging from 0% to 200%, as measured by PG&E Corporation’s TSR relative to its comparator group for the prior three calendar years.  Subject to rounding considerations, there will be no payout for TSR below the 25th percentile of the comparator group, TSR at the 25th percentile will result in a 25% payout of performance shares, TSR at the 75th percentile will result in a 100% payout, and TSR in the top rank will result in a 200% payout.

Mr. Cairns will continue to be entitled to participate in other benefits generally provided to PG&E Corporation and Utility employees.  In addition, Mr. Cairns will be entitled to receive benefits available to other PG&E Corporation and Utility officers, including an annual perquisite allowance of $15,000, participation in the PG&E Corporation Supplemental Executive Retirement Plan (which provides retirement benefits in excess of the pension benefits that would otherwise be payable under the Utility’s defined benefit pension plan), and participation in the PG&E Corporation Supplemental Retirement Savings Plan (under which a participant may elect to defer compensation and under which PG&E Corporation makes matching contributions credited to the participant’s account to the extent such matching contributions could not be made under PG&E Corporation’s 401(k) savings plan due to legal limitations).  PG&E Corporation also has adopted an Officer Severance Policy that covers officers of PG&E Corporation and the Utility.  These plans, as well as perquisites provided to officers, are described in PG&E Corporation’s and the Utility’s 2008 joint proxy statement filed with the Securities and Exchange Commission.

Mr. Cairns does not have any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 401(d) or Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 8.01.  Other Events

On May 14, 2008, PG&E Corporation and the Utility held their joint annual meeting of shareholders.  PG&E Corporation and Utility shareholders elected the following directors to serve for the ensuing year:

David R. Andrews C. Lee Cox Peter A. Darbee	Maryellen C. Herringer Richard A. Meserve Mary S. Metz William T. Morrow*	Barbara L. Rambo Barry Lawson Williams
                    *Mr. Morrow was elected to serve as a director of the Utility only.

PG&E Corporation and Utility shareholders also voted to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2008 for PG&E Corporation and the Utility.

In addition, as recommended by management, PG&E Corporation shareholders rejected two shareholder proposals that were presented at the meeting, one of which recommended that the Board of Directors direct the chief executive officer to include a statement in the annual report describing his contribution to the company, and the other of which recommended that the Board of Directors adopt a bylaw to require an independent lead director.  PG&E Corporation shareholders approved a shareholder proposal requesting that the Board of Directors adopt a policy to provide the shareholders an opportunity to vote at each annual meeting on an advisory resolution to ratify the compensation paid to certain executive officers.  The Board of Directors will consider the approved shareholder proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: May 19, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: May 19, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary